EXHIBIT 24.2
          EXCERPT FROM THE MINUTES OF THE MEETING OF THE
    HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS OF
        PROVIDIAN CORPORATION, HELD FEBRUARY 15, 1995

     WHEREAS, the Securities Act of 1933 requires the filing of a registration statement (the "New Registration Statement") on Form S-8 by the Corporation relating to the Providian Corporation 1995 Stock Option Plan (the "New Plan"); and

      WHEREAS, the Securities Act of 1933 requires the registration statements (the "Prior Registration Statements") on Form S-8 previously filed by the Corporation relating to the Providian Corporation Thrift Savings Plan, the Providian Corporation 1989 Stock Option Plan, the Providian Corporation 1981 Stock Option Incentive Plan, and the Providian Corporation 1981 Tax Qualified Incentive Stock Option Plan (collectively, the "Prior Plans") be amended to update certain information contained therein and to reflect certain amendments to the Prior Plans.

      NOW, THEREFORE, BE IT RESOLVED, that the appropriate officers of the Corporation, with the assistance of its accountants and counsel, are hereby authorized to prepare, execute and file with the Securities and Exchange Commission on behalf of the Corporation the New Registration Statement and such documents as are necessary to update the Prior Registration Statements;

      BE IT FURTHER RESOLVED, that R. Michael Slaven, Assistant General Counsel and Corporate Secretary of the Corporation, be and hereby is appointed and designated as a person duly authorized to receive communications and notices from the Securities and Exchange Commission with respect to any documents relating to the New Registration Statement and the Prior Registration Statements; and

      BE IT FURTHER RESOLVED, that the Corporation and each director and officer who may be required to execute any filings or documents relating to the New Registration Statement and the Prior Registration Statements and any amendments thereof or appendices thereto be, and hereby is, authorized to execute a power of attorney appointing James
V. Elliott, R. Michael Slaven and Steven T. Downey and each of them, severally, his true and lawful attorneys and agents to execute in his name, place and stead, and on behalf of the New Plan and the Prior Plans, any and all documents relating to the New Plan and the Prior Plans, and to file the same with the Securities and Exchange Commission.


      I, R. Michael Slaven, being duly elected and acting Secretary of Providian Corporation, do hereby certify that the above is a true and correct copy of a resolution adopted by the Human Resources Committee of the Board of Directors of said corporation at a regular meeting held February 15, 1995, a quorum having been present in said meeting, and that said resolution is still in full force and effect.






      In testimony whereof, witness my hand and the seal  of
the corporation this 11th day of August, 1995.
                         /s/ R. Michael Slaven
                         R. Michael Slaven
                         Assistant General Counsel and
                           Secretary
                         Providian Corporation